Jeffrey S. Sharritts Appointed to Mueller Water Products’ Board of Directors ATLANTA, March 24, 2021 -- Mueller Water Products, Inc. (NYSE: MWA) announced today the appointment of Jeffery S. Sharritts to its Board of Directors. Mr. Sharritts is the Senior Vice President of the Americas at Cisco. Overseeing the largest of Cisco’s three geographic regions, his team is responsible for more than $29 billion in annual sales across 49 countries. During his 20-year tenure at Cisco, Mr. Sharritts has also served in several executive sales roles, including Senior Vice President, U.S. Commercial Sales, from 2014 to 2018, where he was accountable for a large portfolio of products and services, and assisted the company’s expansion of its commercial model into Latin America and Canada. In addition to his position at Cisco, Mr. Sharritts holds Advisory Board Member positions with the Georgia Chamber of Commerce and Metro Atlanta Chamber of Commerce. Mr. Sharritts earned his Bachelor of Science degree in Business Administration from The Ohio State University. “Jeff brings to the Board years of experience in leading technological transformation and offering solutions-driven sales to a variety of global businesses. His insights will be tremendously valuable to support the growth of our technology-driven products and services,” said Mark O’Brien, Chairman of the Board of Mueller Water Products. Scott Hall, President and Chief Executive Officer said, “Jeff’s international management experience further strengthens our Board as we look for opportunities to grow beyond North America.” Forward-Looking Statements This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements, including, without limitation, statements regarding outlooks, projections, forecasts, trend descriptions, the COVID-19 pandemic, go-to-market strategies, operational excellence, acceleration of new product development, end market performance, net sales performance, adjusted operating income and adjusted EBITDA performance, margins, capital expenditure plans, litigation outcomes, capital allocation and growth strategies, and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. FOR IMMEDIATE RELEASE March 24, 2021

2 About Mueller Water Products, Inc. Mueller Water Products, Inc. (“Mueller”) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com. Mueller refers to one or more of Mueller Water Products, Inc., a Delaware corporation, and its subsidiaries. Mueller and each of its subsidiaries are legally separate and independent entities when providing products and services. Mueller does not provide products or services to third parties. Mueller and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Pratt Industrial®, Singer®, and U.S. Pipe Valve & Hydrant. Please see www.muellerwp.com/brands to learn more. Investor Relations Contact: Whit Kincaid 770-206-4116 wkincaid@muellerwp.com Media Contact: Yolanda Kokayi 770-206-4131 ykokayi@muellerwp.com